Exhibit 10.21

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 22, 2016 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Inhibrx, LP, a Delaware limited partnership, Inhibrx 101, LP, a Delaware limited partnership, Inhibrx 104, LP, a Delaware limited partnership, INBRX 105, LP, a Delaware limited partnership, INBRX 106, LP, a Delaware limited partnership, INBRX 107, LP, a Delaware limited partnership, INBRX 108, LP, a Delaware limited partnership, INBRX 109, LP, a Delaware limited partnership, INBRX 110, LP, a Delaware limited partnership, INBRX 111, LP, a Delaware limited partnership and INBRX 112, LP, a Delaware limited partnership, each with an office located at with an office located at 11099 N. Torrey Pines Road, Suite 280, La Jolla, CA 92037 (individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 13.1 of the Loan Agreement is hereby amended by deleting therefrom the definitions of “Second Equity Event” and “Third Equity Event”.

3.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Fourth Draw Period” is the period commencing on December 1, 2016 and ending on the earlier of (i) December 22, 2016 and (ii) the occurrence of an Event of Default (unless such Event of Default is cured or waived to the satisfaction of the Collateral Agent and the Required Lenders for the purposes of the continuation of the Fourth Draw Period).

“Third Draw Period” is the period commencing on December 1, 2016 and ending on the earlier of (i) December 22, 2016 and (ii) the occurrence of an Event of Default (unless such Event of Default is cured or waived to the satisfaction of the Collateral Agent and the Required Lenders for the purposes of the continuation of the Third Draw Period).

4.	Limitation of Amendment.

a.

The amendments set forth in Sections 2 through 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.	Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.

Immediately after giving effect to this Amendment, as of the date hereof (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.

The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, if applicable, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not (i) contravene any material Requirement of Law applicable thereto, (ii) contravene any order, judgment or decree of any Governmental Authority binding on Borrower, (iii) contravene the organizational documents of Borrower, or (iv) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound;

e.

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority binding on Borrower, except as already has been obtained or made or are being obtained pursuant to Section 6.1(b) of the Loan Agreement; and

f.

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.

Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

7.

This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto; (b) Borrower’s payment of all Lenders’ Expenses incurred by the Borrower and owing on the date hereof but not otherwise paid or satisfied, which may be debited (or ACH’d) from any of Borrower’s accounts; (c) Borrower’s payment of an amendment fee in the amount of Two Hundred Thousand Dollars ($200,00.00) to Collateral Agent, which fee shall in be in addition to Lenders’ Expenses payable pursuant clause (b) of this Section 7; and (d) disbursement of the Term C Loans and Term D Loans in accordance with the terms of the Loan Agreement on the Amendment Date.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

9.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement be executed as of the Amendment Date.

BORROWERS:

INHIBRX, LP

INHIBRX 101, LP

INHIBRX 104, LP

INBRX 105, LP

INBRX 106, LP

INBRX 107, LP

INBRX 108, LP

INBRX 109, LP

INBRX 110, LP

INBRX 111, LP

INBRX 112, LP

By: EFFICACY CAPITAL, LLC, as General Partner

By: /s/ Mark Lappe

Name: Mark Lappe

Title: CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Mark Davis
Name: Mark Davis
Title: Vice President – Finance, Secretary & Treasurer